UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

ZIOPHARM Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue Parris Building 34, Navy Yard Plaza
Boston, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 259-1970

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 27, 2021, Ziopharm Oncology, Inc. (the “Company”) announced a restructuring enabling the company to advance its TCR program. Approximately 60 positions have been eliminated, representing more than 50% of its workforce. The Company expects the changes will extend its cash runway into the first half of 2023. The Company estimates that it will incur total expenses relating to the restructuring of approximately $3.8 million for severance and termination-related costs. All the severance and termination-related costs represent cash expenditures. The Company expects to record these charges in the third quarter of 2021. The Company also announced the first patient in its TCR-T Library Phase I/II clinical trial is expected to be dosed in the first half of 2022, after experiencing unforeseen delays caused by its contract manufacturer. A copy of the press release announcing the restructuring and this estimated dosing schedule is attached as Exhibit 99 to this Current Report on form 8-K and is incorporated by reference to this item.

Forward-Looking Statements

The disclosure contained in this Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the benefits of the proposed restructuring program, the anticipated timing and details of the reduction in force, expected charges and costs associated with the reduction in workforce that the Company expects to incur in the second quarter of 2021. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include possible changes in the expected costs and charges associated with the reduction in force, and risks associated with the Company’s ability to achieve the expected benefits of the reduction in force and realignment of its resources. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as amended, and its other filings with the SEC.

Item 7.01 Regulation FD Disclosure.

On September 27, 2021, the Company issued a press release announcing the events set forth in Item 2.05. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

No. Description

99.1 Press Release of ZIOPHARM Oncology, Inc. dated September 27, 2021.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

Date:	September 27, 2021	By:	/s/ Timothy Cunningham
Name: Timothy Cunningham Title: Interim Chief Financial Officer